   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 1998
                                                     Registration No. 333-39817
===============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                               ________________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ________________


                               LIGHTBRIDGE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                   DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)

                                  04-3065140
                     (I.R.S. Employer Identification No.)

    67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS             01803
          (Address of Principal Executive Offices)               (Zip Code)

          CORAL SYSTEMS, INC. AMENDED AND RESTATED STOCK OPTION PLAN
                           (Full Title of the Plan)

                               PAMELA D.A. REEVE
                     President and Chief Executive Officer
                               Lightbridge, Inc.
                            67 South Bedford Street
                       Burlington, Massachusetts  01803
                    (Name and Address of Agent for Service)

                                (781) 359-4000
         (Telephone Number, Including Area Code, of Agent For Service)

                               ________________

                                   Copy to:
                           Mark L. Johnson, Esquire
                            Foley, Hoag & Eliot LLP
                            One Post Office Square
                          Boston, Massachusetts 02109
                                (617) 832-1000

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          The Registrant hereby withdraws from registration a total of 11,478 shares of its common stock, $.01 par value, registered pursuant to its Registration Statement on Form S-8 (registration number 333-39817), effective November 7, 1997 (the "Registration Statement"). The Registration Statement was filed with respect to shares of the Registrant's common stock purchasable upon options outstanding under the Coral Systems, Inc. Amended and Restated Stock Option Plan (including its predecessor plan, the Coral Systems, Inc. Stock Option Plan) that the Registrant assumed in connection with its acquisition of Coral Systems, Inc. At the time of filing of the Registration Statement, the ratio at which shares of common stock of Coral Systems, Inc. were converted into shares of common stock of the Registrant remained subject to certain post-closing adjustments and therefore could not be definitively determined. The conversion ratio has since been determined and is less than the conversion ratio assumed for purposes of filing the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to reduce the number of shares registered to the total number actually issuable, based on the final conversion ratio, upon the exercise of all of the options outstanding under the Coral Systems, Inc. Amended and Restated Stock Option Plan.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, The Commonwealth of Massachusetts, on January 22, 1998.

                                       LIGHTBRIDGE, INC.


                                  By: /s/ Pamela D.A. Reeve
                                      ---------------------------------
                                      Pamela D.A. Reeve
                                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities indicated, on January 22, 1998.

       Signature                                  Title
      -----------                                -------


  /s/ Pamela D.A. Reeve         President, Chief Executive Officer and Director
---------------------------         (Principal Executive Officer)
    Pamela D.A. Reeve


  /s/ William G. Brown          Chief Financial Officer, Vice President of
---------------------------        Finance and Administration and Treasurer
    William G. Brown               (Principal Financial and Accounting Officer)


             *                  Director
---------------------------
     Andrew I. Fillat

             *                  Director
---------------------------
    Torrence C. Harder

             *                  Director
---------------------------
   Douglas A. Kingsley

             *                  Director
---------------------------
     D. Quinn Mills

*By: /s/ Pamela D. A. Reeve
     ----------------------
         Pamela D.A. Reeve
         Attorney-in-fact